UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 29, 2021

Atreca, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38935	27-3723255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

835 Industrial Rd., Suite 400, San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 595-2595
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On July 29, 2021, Atreca, Inc. (the “Company”) issued a press release announcing initial summary data from the dose escalation portion of its ongoing Phase 1b trial evaluating ATRC-101 in select solid tumor types. A copy of the press release titled “Atreca Presents Initial Clinical Data from Phase 1b Trial of ATRC-101 in Select Advanced Solid Tumors” is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Members of the Company’s senior management team will host a live webcast today at 8:00 a.m. Eastern Time. The live webcast, including slides, can be accessed through the Events & Presentations section of the Company’s website at https://ir.atreca.com/news-and-events/event-calendar. To access the conference call, please dial (800) 373-6606 (United States) or (409) 937-8918 (international) and reference the conference ID 2386207. An archived replay of the webcast will be available on the Company’s website following the live event. Information contained on or accessible through the Company’s websites is not incorporated into, and does not form a part of, this current report on Form 8-K or any other report or document we file with the U.S. Securities and Exchange Commission, and any references to the Company’s websites are intended to be inactive textual references only.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated July 29, 2021, titled “Atreca Presents Initial Clinical Data from Phase 1b Trial of ATRC-101 in Select Advanced Solid Tumors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atreca, Inc.

Dated: July 29, 2021	By:	/s/ COURTNEY J. PHILLIPS
Courtney J. Phillips
General Counsel and Corporate Secretary